CERTIFICATION PURSUANT TO18
U.S.C. SECTION 1350,AS
ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of the Rent-Way, Inc. 401(k) Retirement Savings Plan (the Plan) on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned, William E. Morgenstern, Chief Executive Officer and William A. McDonnell, Chief Financial Officer of Rent-Way, Inc., each hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of the undersigned’s knowledge, that:

(1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

Dated: June 26, 2003
/s/William E. Morgenstern

William E. Morgenstern,
Chief Executive Officer
Dated: June 26, 2003
/s/William A. McDonnell

William A. McDonnell,
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Rent-Way, Inc. and will be retained by Rent-Way, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.